UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2017

General Electric Company

(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 443-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

On July 3, 2017, General Electric Company (“GE”) issued a press release announcing the completion of the previously announced combination of GE’s Oil & Gas business with Baker Hughes Incorporated. A copy of such press release is attached hereto as Exhibit 99.1 and is furnished herewith.

Item 8.01.	Other Events

On July 3, 2017, GE completed the previously announced combination of GE’s Oil & Gas business (“GE O&G”) with Baker Hughes Incorporated (the “Transactions”), pursuant to the Transaction Agreement and Plan of Merger, dated as of October 30, 2016, as amended by the Amendment to Transaction Agreement and Plan of Merger, dated as of March 27, 2017. As part of the Transactions, GE contributed GE O&G and $7.4 billion in cash in exchange for 62.5% of the ownership interest in the new combined company. The new combined company is named Baker Hughes, a GE company and will be listed on the New York Stock Exchange with the ticker symbol BHGE.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated July 3, 2017 issued by GE

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: July 3, 2017	/s/ Christoph A. Pereira
Christoph A. Pereira Vice President, Chief Corporate, Securities & Finance Counsel

(3)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated July 3, 2017 issued by GE

(4)